Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of USA Synthetic Fuel Corporation (the “Company”) for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2012
	/s/	Dr. Steven C. Vick
	Name:	Dr. Steven C. Vick
	Title:	President and Chief Executive Officer

	/s/	Harry H. Graves
	Name:	Harry H. Graves
	Title:	Chief Financial Officer